SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2018

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

The information provided in Item 5.02 concerning the entry into a material definitive agreement is incorporated by reference in this Item 1.01.

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 12, 2016, Mr. Febbo and our company entered into an Offer Letter of Employment (“Offer Letter”).

On February 1, 2018, we amended (the “Amended Offer Letter”) the Offer Letter as follows:

1)	Mr. Febbo shall continue serving as our Chief Executive Officer;
2)	Effective January 1, 2018, Mr. Febbo’s base salary will increase to $275,000.00 annually, and will increase to $300,000 effective January 1, 2019;
3)	The option granted to Mr. Febbo to purchase 1,500,000 shares of common stock, which originally vested in 20% increments annually on each of the grant; first, second, third, fourth, and fifth anniversaries of the original grant date, has been modified to vest the increment originally vesting on the fifth anniversary to vest on the second anniversary;
4)	We granted to Mr. Febbo 240,000 performance-based restricted stock units (RSUs). The RSUs will fully vest and in a number based on our revenue performance goals; and
5)	We agreed to pay all premiums for a term life insurance policy for Mr. Febbo with a policy benefit amount of $4,000,000.

The foregoing description of the Amended Offer Letter is qualified in its entirety by reference to the full text of the Amended Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amended Offer Letter, dated February 1, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

	By:	/s/ Doug Baker
Date: February 2, 2018		Doug Baker Chief Financial Officer

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